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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 18, 2002

                            PLASTIPAK HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                333-73552                38-2418126
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        (State or other           (Commission              (IRS Employer
         jurisdiction of          File Number)          Identification No.)
        incorporation)


                  9135 General Court, Plymouth, Michigan 48170
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (734) 455-3600
                                 --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.


         The lenders under our $150.0 million amended revolving credit facility amended the agreement on September 18, 2002 to permit the issuance of the senior notes described in the press releases which accompany this form 8-K report.

         The amendment to our credit agreement also raised the maximum permitted ratio of total debt to EBITDA to 4.25 to 1 through November 1, 2002,
4.50 to 1 from November 2, 2002 through October 31, 2003, 4.25 to 1 from November 1, 2003 to October 29, 2004, 4.0 to 1 from October 30, 2004 through October 28, 2005 and 3.75 to 1 at all times thereafter. In addition, the amendment also permits us to make additional investments of up to $25 million, and to increase our annual capital expenditures limit to $90 million in fiscal 2003 and thereafter.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               Plastipak Holdings, Inc.



Dated:  September 19, 2002                     By:  /s/Michael J. Plotzke
                                                    ---------------------
                                                    Michael J. Plotzke
                                                     Treasurer and Chief
                                                     Financial Officer



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                                 EXHIBIT INDEX



EXHIBIT NO.                EXHIBIT DESCRIPTION

  99.1            Press release dated September 18, 2002

  99.2            Press release dated September 19, 2002